Calculation of Filing Fee Tables

……424(b)(7)……..
(Form Type)

…………….…………… Exact Sciences Corporation …………………………..
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum (2) Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	5,171,577	$63.80	$329,946,612.60	$0.0001102	$36,360.12
Fees Previously Paid	—	—	—	—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$329,946,612.60		$36,360.12
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$36,360.12

(1)
The number of shares of common stock, $0.01 per share (the “Common Stock”) of Exact Sciences Corporation (the “Registrant”) to be registered pursuant to this Registration Statement represents shares owned by certain selling stockholders. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act on the basis of $63.80, the average of the high and low prices of a share of Common Stock as reported on The Nasdaq Stock Market LLC on March 13, 2023.
(3)	Calculated and being paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-238845).